Exhibit 99.1
News Release
FIS Posts Strong First Quarter Rise in Revenue and Profits
5% Organic Revenue Growth
17% Growth in Adjusted Earnings per Share

•	Revenue of $1.5 billion

•	Margin expansion of 110 basis points, as adjusted

•	Adjusted EPS from continuing operations of $0.62, up 17.0%

JACKSONVILLE, Fla., April 30, 2013 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported strong first quarter gains in revenue and earnings from continuing operations.

Revenue increased 4.6% to $1.5 billion, compared to $1.4 billion in the first quarter of 2012. GAAP net earnings from continuing operations attributable to common stockholders rose to $148 million or $0.50 per diluted share in the first quarter of 2013, compared to $91 million, or $0.31 per diluted share in the prior-year quarter.

First quarter revenue increased 4.8% on an organic basis, excluding the impact of acquisitions and foreign currency. Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $182 million compared to $157 million in the first quarter of 2012. Adjusted net earnings per diluted share increased 17.0% to $0.62 compared to $0.53 in the prior-year quarter.

“We are very pleased with our strong first quarter results. We are consistently delivering on our financial targets and executing our strategy to optimize performance through organic revenue growth, margin expansion and double-digit increases in earnings per share,” said Frank Martire, chairman and chief executive officer of FIS.

Non-GAAP Results

Organic revenue growth, which adjusts for the impact of acquisitions and foreign currency, remained strong at 4.8%, with growth in International Solutions accelerating to 10.8%. EBITDA increased 8.5% to $428 million in the first quarter of 2013, as adjusted, compared to $395 million in the 2012 quarter. The EBITDA margin increased 110 basis points to 29.0%.

First quarter 2013 non-GAAP results exclude after-tax acquisition related amortization of $41 million, or $0.14 per share and a gain of $6 million, or $0.02 per share after-tax, resulting from the purchase of the remaining interest in shares of mFoundry. The gain represents the difference between the fair value and the carrying value of the previously held minority interest investment in mFoundry. First quarter 2012 non-GAAP results exclude after-tax acquisition related purchase amortization and other items totaling $65 million, or $0.22 per diluted share. These excluded items are detailed in Exhibit E of the press release schedules.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following is a discussion of first quarter results by segment:

•	Financial Solutions:

First quarter 2013 Financial Solutions revenue increased 6.8% to $575 million compared to $539 million in the 2012 quarter and rose 4.6% on an organic basis, driven by growth in consulting revenue, global commercial services and eBanking solutions. Financial Solutions EBITDA increased 9.5% to $228 million compared to $208 million in the first quarter of 2012. The EBITDA margin expanded 100 basis points to 39.6% compared to the prior-year quarter.

•	Payment Solutions:

First quarter 2013 Payment Solutions revenue increased 2.5% to $612 million compared to $597 million in the 2012 quarter driven by continued growth in network solutions, electronic bill payment and output solutions. Payment Solutions revenue increased 3.8%, excluding the check-related businesses, which totaled $104 million and $108 million in the first quarters of 2013 and 2012, respectively. Payment Solutions EBITDA rose 8.6% to $258 million compared to $238 million in the first quarter of 2012. The EBITDA margin expanded 240 basis points to 42.2% compared to the prior-year quarter.

•	International Solutions:

First quarter International Solutions revenue increased 5.3% to $292 million compared to $277 million in the 2012 quarter. Revenue increased 10.8% on an organic basis, excluding an unfavorable currency impact of $15 million, driven by growth across all major regions. International Solutions EBITDA increased 15.0% to $59 million compared to $51 million in the prior-year quarter. The EBITDA margin expanded 170 basis points to 20.3% compared to 18.6% in the 2012 quarter.

•	Corporate/Other:

Corporate costs, as adjusted, totaled $117 million in the first quarter 2013 compared to $102 million in the prior-year quarter. The increase was due primarily to higher investments associated with information security. Interest expense, net of interest income, declined to $52 million in the first quarter of 2013 compared to $59 million in the 2012 quarter. The effective tax rate was approximately 33% in the first quarter of 2013 compared to approximately 34% in the first quarter of 2012.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $591 million as of March 31, 2013. Debt outstanding totaled approximately $4.6 billion as of March 31, 2013.

Net cash provided by operations increased to $208 million for the first quarter of 2013. Capital expenditures totaled $74 million in the first quarter of 2013 compared to $65 million in the prior-year quarter. Free cash flow, which excludes settlement activity related to the payments businesses, increased to $148 million for first quarter of 2013, compared to $136 million in the 2012 quarter.

In March, FIS completed the acquisition of the remaining interest in shares of mFoundry for approximately $115 million, net of cash acquired. Also during the quarter, the company repurchased 2.7 million shares of its common stock at a total cost of $100 million. Approximately $550 million remains under the existing share repurchase authorization. The company paid cash dividends totaling $65 million in the first quarter of 2013, compared to $59 million in the 2012 quarter.

2013 Outlook

FIS reiterated its full year 2013 outlook as follows:

•	Reported revenue growth of 4% to 6%

•	Organic revenue growth of 3% to 5%

•	EBITDA margin expansion of 30 to 50 basis points, as adjusted

•	EPS from continuing operations of $2.77 to $2.87, as adjusted, an increase of 11% to 15% compared to $2.50 per share in 2012

•	Free cash flow is expected to approximate adjusted net earnings

Webcast

FIS will host a webcast on April 30, 2013, to discuss first quarter 2013 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations Web site, and a telephone replay will be available through May 14, 2013 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 287967. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.

These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings and free cash flow. Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2013.

Adjusted EBITDA (2012 comparative data) excludes charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Adjusted net earnings (2013 comparative data) exclude the after-tax impact of acquisition related amortization, an after-tax net benefit related to a gain on the mFoundry acquisition and anticipated debt issuance and refinancing costs.

Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition related amortization, debt refinancing costs and charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives.

Free cash flow is GAAP operating cash flow less capital expenditures and excludes the net change in settlement assets and obligations.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 425 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•
failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to future communications from us or our regulators regarding information security, risk management and internal audit;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Mary Waggoner, 904.438.6282
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
April 30, 2013

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months ended March 31, 2013 and 2012

Exhibit B	Consolidated Balance Sheets - Unaudited as of March 31, 2013 and December 31, 2012

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2013 and 2012

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months ended March 31, 2013 and 2012

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months ended March 31, 2013 and 2012

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Exhibit A

	Three months ended March 31,
	2013	2012
Processing and services revenues	$1,478.0	$1,413.4
Cost of revenues	1,008.0	989.5
Gross profit	470.0	423.9
Selling, general and administrative expenses	194.9	201.4
Operating income	275.1	222.5
Other income (expense):
Interest expense, net	(51.7)	(59.4)
Other income (expense), net	5.1	(20.9)
Total other income (expense)	(46.6)	(80.3)
Earnings from continuing operations before income taxes	228.5	142.2
Provision for income taxes	75.2	47.7
Earnings from continuing operations, net of tax	153.3	94.5
Loss from discontinued operations, net of tax	(3.9)	(4.4)
Net earnings	149.4	90.1
Net earnings attributable to noncontrolling interest	(5.3)	(3.0)
Net earnings attributable to FIS common stockholders	$144.1	$87.1
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.51	$0.32
Net loss per share-basic from discontinued operations attributable to FIS common stockholders	(0.01)	(0.02)
Net earnings per share-basic attributable to FIS common stockholders *	$0.50	$0.30
Weighted average shares outstanding-basic	291.0	289.7
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.50	$0.31
Net loss per share-diluted from discontinued operations attributable to FIS common stockholders	(0.01)	(0.01)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.49	$0.29
Weighted average shares outstanding-diluted	295.5	295.4
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$148.0	$91.5
Loss from discontinued operations, net of tax	(3.9)	(4.4)
Net earnings attributable to FIS common stockholders	$144.1	$87.1

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$590.6	$517.6
Settlement deposits	30.3	32.6
Trade receivables, net	936.2	925.7
Settlement receivables	97.4	128.3
Other receivables	24.8	30.2
Due from Brazilian venture partner	45.2	42.0
Prepaid expenses and other current assets	140.5	111.9
Deferred income taxes	58.1	55.9
Total current assets	1,923.1	1,844.2
Property and equipment, net	422.3	419.5
Goodwill	8,487.2	8,381.5
Intangible assets, net	1,545.5	1,576.2
Computer software, net	851.1	847.0
Deferred contract costs	213.1	211.2
Other noncurrent assets	256.9	270.1
Total assets	$13,699.2	$13,549.7

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$685.9	$624.6
Due to Brazilian venture partner	19.3	18.8
Settlement payables	125.0	172.2
Current portion of long-term debt	166.8	153.9
Deferred revenues	281.4	287.3
Total current liabilities	1,278.4	1,256.8
Deferred revenues	38.7	42.2
Deferred income taxes	809.9	821.8
Long-term debt, excluding current portion	4,436.2	4,231.6
Due to Brazilian venture partner	41.5	40.5
Other long-term liabilities	296.0	363.2
Total liabilities	6,900.7	6,756.1
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,200.0	7,197.0
Retained earnings	2,185.7	2,105.8
Accumulated other comprehensive earnings	21.0	30.0
Treasury stock	(2,770.8)	(2,695.7)
Total FIS stockholders’ equity	6,639.7	6,640.9
Noncontrolling interest	158.8	152.7
Total equity	6,798.5	6,793.6
Total liabilities and equity	$13,699.2	$13,549.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$149.4	$90.1
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	153.2	158.1
Amortization of debt issue costs	2.8	21.4
Gain on mFoundry	(9.2)	—
Stock-based compensation	13.2	26.3
Deferred income taxes	(15.4)	19.0
Excess income tax benefit from exercise of stock options	(4.0)	(7.0)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(12.0)	(21.1)
Settlement activity	(13.9)	2.4
Prepaid expenses and other assets	(35.1)	(6.1)
Deferred contract costs	(19.7)	(17.9)
Deferred revenue	(8.3)	3.3
Accounts payable, accrued liabilities and other liabilities	6.5	(64.7)
Net cash provided by operating activities	207.5	203.8

Cash flows from investing activities:
Additions to property and equipment	(31.0)	(24.2)
Additions to computer software	(42.7)	(40.8)
Acquisitions, net of cash acquired	(115.0)	—
Other investing activities	(7.0)	—
Net cash used in investing activities	(195.7)	(65.0)

Cash flows from financing activities:
Borrowings	2,206.3	4,631.7
Repayment of borrowings and capital lease obligations	(1,990.1)	(4,598.5)
Debt issuance costs	—	(44.5)
Excess income tax benefit from exercise of stock options	4.0	7.0
Proceeds from exercise of stock options	18.8	128.4
Treasury stock activity	(105.3)	(139.7)
Dividends paid	(64.8)	(58.8)
Other financing activities, net	(0.7)	(1.4)
Net cash provided by (used in) financing activities	68.2	(75.8)

Effect of foreign currency exchange rate changes on cash	(7.0)	3.2

Net increase in cash and cash equivalents	73.0	66.2
Cash and cash equivalents, at beginning of period	517.6	415.5
Cash and cash equivalents, at end of period	$590.6	$481.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended March 31, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$575.3	$611.8	$291.6	$(0.7)	$1,478.0
Operating income (loss)	$188.4	$238.5	$40.3	$(192.1)	$275.1
Purchase price amortization	—	—	0.1	60.2	60.3
Non GAAP operating income (loss)	188.4	238.5	40.4	(131.9)	335.4

Depreciation and amortization from continuing operations	39.2	19.8	18.7	15.2	92.9
Adjusted EBITDA	$227.6	$258.3	$59.1	$(116.7)	$428.3

Non GAAP operating margin	32.7%	39.0%	13.9%	N/M	22.7%

Adjusted EBITDA margin	39.6%	42.2%	20.3%	N/M	29.0%

	Three months ended March 31, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$538.9	$597.1	$276.8	$0.6	$1,413.4
Operating income (loss)	$166.8	$216.2	$33.0	$(193.5)	$222.5
Stock and other compensation charges	—	—	—	18.5	18.5
Purchase price amortization	—	—	0.1	60.9	61.0
Non GAAP operating income (loss)	166.8	216.2	33.1	(114.1)	302.0
Depreciation and amortization from continuing operations	41.1	21.7	18.3	11.8	92.9
Adjusted EBITDA	$207.9	$237.9	$51.4	$(102.3)	$394.9

Non GAAP operating margin	31.0%	36.2%	12.0%	N/M	21.4%

Adjusted EBITDA margin	38.6%	39.8%	18.6%	N/M	27.9%

Total revenue growth from prior year period
Three months ended March 31, 2013	6.8%	2.5%	5.3%	N/M	4.6%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net cash provided by operating activities	$207.5	$203.8
Settlement activity	13.9	(2.4)
Capital expenditures	(73.7)	(65.0)
Free cash flow	$147.7	$136.4

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

	Exhibit E

	Three months ended
	March 31,
	2013	2012

Net earnings from continuing operations attributable to FIS	$148.0	$91.5
Plus provision for income taxes	75.2	47.7
Interest expense, net	51.7	59.4
Other, net	0.2	23.9

Operating income	275.1	222.5
Stock and other compensation charges	—	18.5
Purchase price amortization	60.3	61.0

Non GAAP operating income	335.4	302.0

Depreciation and amortization from continuing operations	92.9	92.9
Adjusted EBITDA	$428.3	$394.9

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended March 31, 2013
				Purchase
		Gain on		Price
	GAAP	mFoundry (1)	Subtotal	Amort. (4)	Non-GAAP
Processing and services revenue	$1,478.0	$—	$1,478.0	$—	$1,478.0
Cost of revenues	1,008.0	—	1,008.0	(60.3)	947.7
Gross profit	470.0	—	470.0	60.3	530.3
Selling, general and administrative	194.9	—	194.9	—	194.9
Operating income	275.1	—	275.1	60.3	335.4
Other income (expense):
Interest income (expense), net	(51.7)	—	(51.7)	—	(51.7)
Other income (expense), net	5.1	(9.2)	(4.1)	—	(4.1)
Total other income (expense)	(46.6)	(9.2)	(55.8)	—	(55.8)
Earnings (loss) from continuing operations before income taxes	228.5	(9.2)	219.3	60.3	279.6
Provision for income taxes	75.2	(3.0)	72.2	19.8	92.0
Earnings (loss) from continuing operations, net of tax	153.3	(6.2)	147.1	40.5	187.6
Earnings (loss) from discontinued operations, net of tax (5)	(3.9)	—	(3.9)	—	(3.9)
Net earnings (loss)	149.4	(6.2)	143.2	40.5	183.7
Net (earnings) loss attributable to noncontrolling interest	(5.3)	—	(5.3)	—	(5.3)
Net earnings (loss) attributable to FIS common stockholders	$144.1	$(6.2)	$137.9	$40.5	$178.4

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$148.0	$(6.2)	$141.8	$40.5	$182.3
Earnings (loss) from discontinued operations, net of tax (5)	(3.9)	—	(3.9)	—	(3.9)
Net earnings (loss) attributable to FIS common stockholders	$144.1	$(6.2)	$137.9	$40.5	$178.4

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.50	$(0.02)	$0.48	$0.14	$0.62
Weighted average shares outstanding — diluted	295.5	295.5	295.5	295.5	295.5

Effective tax rate	33%				33%

Supplemental information:
Depreciation and amortization			$153.2	(60.3)	$92.9
Stock compensation expense, excluding acceleration charges					$13.2
Stock acceleration charges					—
Total stock compensation expense					$13.2

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended March 31, 2012

		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (2)	Refinance (3)	Subtotal	Amort. (4)	Non-GAAP
Processing and services revenue	$1,413.4	$—	$—	$1,413.4	$—	$1,413.4
Cost of revenues	989.5	—	—	989.5	(61.0)	928.5
Gross profit	423.9	—	—	423.9	61.0	484.9
Selling, general and administrative	201.4	(18.5)	—	182.9	—	182.9
Operating income	222.5	18.5	—	241.0	61.0	302.0
Other income (expense):
Interest income (expense), net	(59.4)	—	—	(59.4)	—	(59.4)
Other income (expense), net	(20.9)	—	18.4	(2.5)	—	(2.5)
Total other income (expense)	(80.3)	—	18.4	(61.9)	—	(61.9)
Earnings (loss) from continuing operations before income taxes	142.2	18.5	18.4	179.1	61.0	240.1
Provision for income taxes	47.7	6.2	6.2	60.1	20.4	80.5
Earnings (loss) from continuing operations, net of tax	94.5	12.3	12.2	119.0	40.6	159.6
Earnings (loss) from discontinued operations, net of tax (5)	(4.4)	—	—	(4.4)	1.3	(3.1)
Net earnings (loss)	90.1	12.3	12.2	114.6	41.9	156.5
Net (earnings) loss attributable to noncontrolling interest	(3.0)	—	—	(3.0)	—	(3.0)
Net earnings (loss) attributable to FIS common stockholders	$87.1	$12.3	$12.2	$111.6	$41.9	$153.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$91.5	$12.3	$12.2	$116.0	$40.6	$156.6
Earnings (loss) from discontinued operations, net of tax (5)	(4.4)	—	—	(4.4)	1.3	(3.1)
Net earnings (loss) attributable to FIS common stockholders	$87.1	$12.3	$12.2	$111.6	$41.9	$153.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.31	$0.04	$0.04	$0.39	$0.14	$0.53
Weighted average shares outstanding — diluted	295.4	295.4	295.4	295.4	295.4	295.4

Effective tax rate	34%					34%

Supplemental information:
Depreciation and amortization				$153.9	(61.0)	$92.9
Stock compensation expense, excluding acceleration charges						$18.0
Stock acceleration charges						8.3
Total stock compensation expense						$26.3

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months ended March 31, 2013 and 2012.

The adjustments are as follows:

(1)	Gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(2)
Charges for accelerated vesting of certain stock option and restricted stock grants as of March 30, 2012 pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance, and for a non-compete and change in role cash payment to Mr. Foley.

(3)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses incurred as a result of the early pay down of certain debt and the refinancing of our credit facility in the first quarter of 2012.

(4)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(5)
During the 2013 and 2012 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During 2012, we sold our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations. During the third quarter of 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation.

	Three Months Ended March 31,
	2013	2012

Healthcare Benefit Solutions Business	$—	$4.3
Participacoes	(3.9)	(8.7)
Total discontinued operations	$(3.9)	$(4.4)